Exhibit 10.13

[*]: THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

THIRTEENTH AMENDMENT TO LEASE

(Norwegian Cruise Line – The Landing at MIA)

THIS THIRTEENTH AMENDMENT TO LEASE ("Amendment") is dated effective and for identification purposes as of November 30, 2017 (“Effective Date”), and is made by and between SPUS7 MIAMI ACC, LP, a Delaware limited partnership ("Landlord"), and NCL (BAHAMAS) LTD., a Bermuda company, d/b/a Norwegian Cruise Line ("Tenant").

RECITALS:

WHEREAS, Landlord’s predecessor-in-interest (Hines REIT Airport Corporate Center LLC) and Tenant entered into that certain Airport Corporate Center Office Lease Agreement dated December 1, 2006 ("Original Lease"), as amended by that certain First Amendment to Airport Corporate Center Office Lease dated November 27, 2006, Second Amendment to Airport Corporate Center Office Lease dated March 22, 2007, Third Amendment to Airport Corporate Center Office Lease dated July 31, 2007, Letter Agreement dated August 1, 2007, Fourth Amendment to Airport Corporate Center Office Lease dated December 10, 2007, Fifth Amendment to Airport Corporate Center Office Lease dated February 2, 2010, Sixth Amendment to Airport Corporate Center Office Lease dated April 1, 2012, Seventh Amendment to Airport Corporate Center Office Lease dated June 29, 2012, Eighth Amendment to Lease dated January 28, 2015, Ninth Amendment to Lease dated June 30, 2015, Tenth Amendment to Lease dated March 31, 2016, Eleventh Amendment to Lease dated February 8, 2017, and Twelfth Amendment to Lease dated August 24, 2017 (collectively, the "Lease"), pertaining to the premises currently comprised of a total of approximately 306,550 rentable square feet of space located at 7665 Corporate Center Drive (“Building 11”), 7650 Corporate Center Drive (“Building 10”), 7245 Corporate Center Drive (“Building 3”), and 7300 Corporate Center Drive (“Building 8”) (collectively, the “Total Premises”), Miami, Florida;

WHEREAS, Landlord and Tenant desire to enter into this Amendment to expand the Total Premises, and provide for certain other matters as more fully set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree that the Lease shall be amended in accordance with the terms and conditions set forth below.

1.       Definitions. The capitalized terms used herein shall have the same definitions as set forth in the Lease, unless otherwise defined herein.

2.       Expansion.

(a)       Expansion Premises. The term “Expansion Premises” is hereby defined to be and to mean that certain space located on the sixth (6th) floor of Building 8 consisting of approximately 16,231 rentable square feet of space (which is the final agreement of the parties and not subject to adjustment), as outlined on Exhibit A, attached hereto and incorporated herein by this reference. Accordingly, effective as of the Thirteenth Amendment Commencement Date (defined below), the Total Premises, as expanded, shall be deemed to consist of a collective total of approximately 322,781 rentable square feet of space.

(b)       Thirteenth Amendment Commencement Date. Landlord shall deliver the Expansion Premises to Tenant on April 1, 2018 (the “Thirteenth Amendment Commencement Date”) in its present, as-is condition as of the Effective Date of this Amendment; provided the existing tenant of the Expansion Premises surrenders the Premises on or before March 31, 2018. If Landlord is unable to deliver the Expansion Premises in such condition on the Thirteenth Amendment Commencement Date solely as a result of the existing tenant holding over beyond its current term which expires on March 31, 2018, Landlord shall use reasonable efforts at its sole cost to obtain exclusive possession of the Expansion Premises and the Thirteenth Amendment Commencement Date shall be extended until such time as Landlord obtains exclusive possession of the Expansion Premises (and Tenant shall have six (6) months from that date, as extended, to construct the Tenant Improvements). However, if Landlord has obtained exclusive possession of the Expansion Premises before July 1, 2018 and the Thirteenth Amendment Commencement Date has not occurred by July 1, 2018, then Landlord shall pay Tenant [*] per day for each day of delay, as liquidated damages for such delay. In addition, if Landlord has obtained exclusive possession of the Expansion Premises before September 1, 2018 and the Thirteenth Amendment Commencement Date has not occurred by September 1, 2018, Tenant shall have the right to terminate this Amendment by written notice to Landlord, whereupon this Amendment shall be deemed of no further force and effect and Landlord shall reimburse Tenant for all of its actual out of pocket expenses incurred in connection with this Amendment (but the Lease shall continue in full force and effect, unmodified by this Amendment). Tenant acknowledges and agrees that the foregoing penalties shall only apply if Landlord has obtained exclusive possession of the Expansion Premises by the above-mentioned dates and has failed to turn over possession to Tenant by the respective date.

If Tenant is allowed to occupy, use, work in or otherwise enter the Expansion Premises prior to the Thirteenth Amendment Commencement Date, the terms and conditions of the Lease as hereby amended shall apply, except that Tenant shall not be required to pay Rental for any period(s) prior to the Thirteenth Amendment Rent Commencement Date (as defined below) for the Expansion Premises. Subject to the terms and conditions of the Work Letter attached hereto as Exhibit B, Tenant shall be permitted entry onto the Expansion Premises commencing on the Thirteenth Amendment Commencement Date for the purpose of conducting and performing (or causing to be performed) the Tenant Improvements (as defined in the Work Letter), installing Tenant’s furniture, fixtures, and equipment, and upon substantial completion of the Tenant Improvements, for all uses permitted by the Lease. The “Thirteenth Amendment Rent Commencement Date” shall mean the date that is six (6) months after the Thirteenth Amendment Commencement Date, and accordingly, Tenant’s obligation to pay Rental for the Expansion Premises commences on that date (even if Tenant obtains its certificate of occupancy on an earlier date), subject to six (6) months of conditional abatement of Base Rental as further set forth in Section 3 below.

(c)       Expansion Term. The term “Expansion Term” is hereby defined to be and to mean that period of time commencing on the Thirteenth Amendment Commencement Date and expiring contemporaneously with the Lease on the Expansion Expiration Date (i.e., January 31, 2028), as defined in Section 2(c) of the Ninth Amendment.

(d)       Acceptance. Effective on the Thirteenth Amendment Commencement Date, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, on the terms and conditions set forth in the Lease and herein, the Expansion Premises. Tenant shall accept the Expansion Premises in its present “as is” condition as of the Effective Date of this Amendment. Tenant shall install the work set forth in the Work Letter, attached hereto as Exhibit B and incorporated herein by this reference.

(e)       Notwithstanding anything herein to the contrary, if, in order for Tenant to receive a building permit for Tenant Improvements (as defined in Exhibit B) or a certificate of occupancy or completion for the Tenant Improvements, any portion of the existing building systems located outside of and serving any portion of the Expansion Premises or any portion of the existing common areas containing any portion of the Expansion Premises are required by applicable governmental authority, to be made compliant with the currently applicable building code or fire code or applicable requirements of the Americans with Disabilities Act (“ADA”), then Landlord agrees that it is Landlord’s responsibility, at its cost, to perform the necessary work to make said portion of the existing building systems and/or existing common areas compliant; however, Tenant acknowledges and agrees that Landlord is only responsible for the building systems up to the point of common connection where the applicable portion of the Expansion Premises are located.

3.       Base Rental. Commencing on the Thirteenth Amendment Rent Commencement Date, Tenant shall pay to Landlord Base Rental for the Expansion Premises (in addition to its Base Rental obligations for the original Premises), which shall be payable in monthly installments as set forth below. As used in this Section 3, “Expansion Year” means the 12 month period commencing on the Thirteenth Amendment Rent Commencement Date, and each consecutive 12 month period thereafter through the Expansion Expiration Date (and, therefore, the final Expansion Year will contain less than 12 months).

EXPANSION PREMISES

Expansion Year	Annual Rate/RSF		Monthly Installment
1 (1st 6 months after the Thirteenth Amendment Rent Commencement Date)	$	[*]	$	[*]	*
1 (2nd 6 months)	$	[*]	$	[*]
2	$	[*]	$	[*]
3	$	[*]	$	[*]
4	$	[*]	$	[*]
5	$	[*]	$	[*]
6	$	[*]	$	[*]
7	$	[*]	$	[*]
8	$	[*]	$	[*]
9	$	[*]	$	[*]
10	$	[*]	$	[*]

* Such abatement shall apply solely to payment of the monthly installments of Base Rental and shall not be applicable to any other charges, expenses or costs payable by Tenant under the Lease or this Amendment, including but not limited to Tenant’s Percentage Share of Operating Expenses. Landlord and Tenant agree that the abatement of Base Rental in this Section is conditional and is made by Landlord in reliance upon Tenant’s faithful and continued performance of the terms, conditions and covenants of this Amendment and the Lease and the payment of all monies due Landlord hereunder. In the event that Tenant defaults under the terms and conditions of the Lease or this Amendment beyond any applicable notice and cure period resulting in the loss of Tenant’s right to possess the Total Premises, Landlord shall have a claim for the unamortized portion of all conditionally abated rental (without limitation and in addition to any and all other rights and remedies available to Landlord provided herein or at law and in equity).

Except as otherwise expressly set forth herein, Base Rental shall be payable pursuant to the terms and conditions of Article 2 of the Original Lease.

4.       Tenant's Percentage Share and Operating Expenses. Beginning on the Thirteenth Amendment Rent Commencement Date, Tenant’s Percentage Share, as defined in Section 2.3(c) of the Original Lease, shall be increased based upon an amount determined by (a) the fraction, the numerator of which is the total number of Rentable Square Feet then leased by Tenant in Building 8, and the denominator of which is the greater of (i) ninety-five percent (95%) of the total Rentable Square Feet in Building 8, or (ii) the total Rentable Square Feet in Building 8 actually leased or occupied by tenants. Operating Expenses applicable to Building 8 for calendar year 2017 are currently estimated to be $[*] per rentable square foot of space.

5.       Tenant's Parking Spaces. Beginning on the Thirteenth Amendment Commencement Date and throughout the Expansion Term, Tenant shall have the right to use an additional sixty-five (65) parking spaces (i.e., 4 parking spaces per 1,000 RSF of space in the Expansion Premises), to be allocated as follows:

(a)	Twenty-eight (28) uncovered unreserved parking spaces in the parking area around Building 8 at no charge;

(b)	Thirteen (13) covered parking spaces in the Building 8 Garage at no charge; and

(c)	Twenty-four (24) parking spaces, which shall at Tenant’s election be either: (i) covered parking spaces in the Building 8 Garage (“Paid Garage Spaces”) at the rate of [*] per parking space per month (“Monthly Parking Rent”); or (ii) uncovered unreserved parking spaces in the parking area around Building 8 at no charge. If Tenant elects to use the Paid Garage Spaces, Tenant’s obligation to pay Monthly Parking Rent for the Paid Garage Spaces shall be abated through March 31, 2019, pursuant to the same conditions set forth in Section 3 of this Amendment with respect to the abatement of Base Rental, and, accordingly, Tenant’s first payment of Monthly Parking Rent for the Paid Garage Spaces shall be due on April 1, 2019. Tenant shall provide written notice to Landlord of its election hereunder on or before the Thirteenth Amendment Commencement Date.

6.       Brokers. Tenant hereby represents and warrants to Landlord that Tenant has not dealt with any real estate brokers or leasing agents, and Landlord hereby represents and warrants to Tenant that CBRE, Inc. is the sole real estate broker or leasing agent representing Landlord (“Broker”). No commissions are payable to any party claiming through Landlord or Tenant as a result of the consummation of the transaction contemplated by this Amendment, except to Broker, as applicable. Landlord and Tenant hereby agree to indemnify and to hold each other harmless against any loss, expense, or liability with respect to any claims for commissions or brokerage fees arising from or out of any breach of the foregoing representation and warranty. Landlord shall pay all brokerage commissions due to the Broker pursuant to a separate agreement.

7.       Counterparts; Electronic Signatures.  This Amendment may be executed in counterparts, including both counterparts that are executed on paper and counterparts that are in the form of electronic records and are executed electronically.  An electronic signature means any electronic sound, symbol or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or e-mail electronic signatures.  All executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original.  The parties hereby acknowledge and agree that electronic records and electronic signatures, as well as facsimile signatures, may be used in connection with the execution of this Amendment and electronic signatures, facsimile signatures or signatures transmitted by electronic mail in so-called pdf format shall be legal and binding and shall have the same full force and effect as if a paper original of this Amendment had been delivered and had been signed using a handwritten signature.  Landlord and Tenant (i) agree that an electronic signature, whether digital or encrypted, of a party to this Amendment is intended to authenticate this writing and to have the same force and effect as a manual signature, (ii) intend to be bound by the signatures (whether original, faxed or electronic) on any document sent or delivered by facsimile or, electronic mail, or other electronic means, (iii) are aware that the other party will rely on such signatures, and (iv) hereby waive any defenses to the enforcement of the terms of this Amendment based on the foregoing forms of signature.  If this Amendment has been executed by electronic signature, all parties executing this document are expressly consenting under the Electronic Signatures in Global and National Commerce Act ("E-SIGN"), and Uniform Electronic Transactions Act ("UETA"), that a signature by fax, email or other electronic means shall constitute an Electronic Signature to an Electronic Record under both E-SIGN and UETA with respect to this specific transaction.

8.       Miscellaneous. With the exception of those matters set forth in this Amendment, Tenant's leasing of the Total Premises (including the Expansion Premises set forth herein) shall be subject to all terms, covenants and conditions of the Lease. In the event of any express conflict or inconsistency between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall control and govern. Except as expressly modified by this Amendment, all other terms and conditions of the Lease are hereby ratified and affirmed. The parties acknowledge that the Lease is a valid and enforceable agreement and that, as of the date hereof to the best of Tenant’s actual knowledge, Tenant holds no claims against Landlord or its agents which might serve as the basis of any other set-off against accruing rent and other charges or any other remedy at law or in equity.

9.       Right of Offer.

(a)       Offer Space. If at any time during the Expansion Term, all or any portion of Suite 602 comprising an agreed upon 4,021 rentable square feet, or the hallway to be converted by Landlord to 490 rentable square feet (both as shown on Exhibit A), becomes “available for lease” (i.e., Landlord desires to actively market such space), Landlord shall give Tenant written notice (“Sixth Floor Offer Space Notice”) of such event. Such notice shall identify the location, configuration and size of the space (“Sixth Floor Offer Space”). The applicable business terms under which Landlord will lease such space (such as duration, commencement date, concessions, base rent, and additional rent), shall be the same terms applicable to the Expansion Premises as set forth in this Amendment. Within ten (10) business days after the date that any Sixth Floor Offer Space Notice is given to Tenant, Tenant shall give Landlord written notice (“Sixth Floor Offer Space Acceptance Notice”) of its election to lease such Sixth Floor Offer Space and the parties shall thereafter execute an amendment to the Lease incorporating such Sixth Floor Offer Space as part of the Total Premises. Space shall not be considered “available for lease” if it is leased by another tenant. Notwithstanding the foregoing, Landlord shall keep Tenant apprised as to the status of all of the Sixth Floor Offer Space so that Tenant has advance notice as to when all or any portion of the Sixth Floor Offer Space becomes “available for lease.”

(b)       Failure to Exercise. In the event that Tenant fails to exercise its right as aforesaid within ten (10) business days of the date the Sixth Floor Offer Space Notice is given to Tenant or, in the event Tenant shall have exercised its right and Tenant shall not have executed an amendment of this Lease as aforesaid within ten (10) business days from the date the Tenant is given such an amendment, Tenant shall be deemed to have waived its right under this Section for a period of one hundred eighty (180) days beginning on the expiration of the applicable ten (10) business day period. Except for such waiver, Tenant’s rights under this Section are continuous and, therefore, if the lease in favor of a third party of the Sixth Floor Offer Space expires or otherwise terminates, and Landlord desires to accept an offer to lease such Sixth Floor Offer Space after the expiration of the above-referenced one hundred eighty (180) day period, Landlord shall again give Tenant notice of its right to lease such Sixth Floor Offer Space.

(c)       No Default. Tenant shall be deemed to have waived its rights under this Section in the event that Tenant is in default under the Lease beyond any applicable notice and grace period as of the date of either the Sixth Floor Offer Space Notice or Sixth Floor Offer Space Acceptance Notice.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, this Amendment to Lease is dated effective as of the date and year first written above.

WITNESS:		LANDLORD:

SPUS7 MIAMI ACC, LP,
a Delaware limited partnership

By:	/s/David Witham	By:	/s/Mark Zikakis
Name:	David Witham	Name:	Mark Zikakis
		Title:	Vice President
By:	/s/Lauren Rau	Date:	12/4/2017
Name:	Lauren Rau

By:	/s/David Witham	By:	/s/Ming Lee
Name:	David Witham	Name:	Ming Lee
		Title:	Vice President
By:	/s/Lauren Rau	Date:	12/4/2017
Name:	Lauren Rau
TENANT:

NCL (BAHAMAS) LTD.,
a Bermuda company, d/b/a Norwegian Cruise Line

By:		By:	/s/Wendy Beck
Name:		Name:	Wendy Beck
		Title:	Executive Vice President and
By:			Chief Financial Officer
Name:		Date:	12/4/2017

CONSENT OF GUARANTOR

The undersigned Guarantor under the original Guaranty of Lease dated November 27, 2006 (the "Guaranty"), does hereby consent to the foregoing Amendment. Guarantor acknowledges and agrees that the Guaranty is in full force and effect and shall continue to apply to the Lease, as amended by this Amendment.

NCL CORPORATION LTD.,

a Bermuda company

By:	/s/Wendy Beck

Name: Wendy Beck

Title: Executive Vice President and
Chief Financial Officer

EXHIBIT A

Floor Plan of 6th Floor of Building 8

[Note: Expansion Premises is indicated as “Available Premises” in below Plan.]

EXHIBIT B

WORK LETTER

This is the Work Letter referred to in and specifically made a part of the Thirteenth Amendment to Lease (hereinafter, the “Amendment”) to which this Exhibit B is annexed, covering the Expansion Premises, as more particularly described in the Amendment. Landlord and Tenant agree as follows:

1.       Defined Terms. The following defined terms shall have the meaning set forth below and, unless provided to the contrary herein, the remaining defined terms shall have the meaning set forth in the Amendment:

Landlord's Representative:	Suzanne Russo and/or Kim Gorrin. Landlord has designated Landlord's Representative as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of Landlord as required in this Work Letter. Landlord shall not change Landlord's Representative except upon prior written notice to Tenant’s Representative. Tenant acknowledges that neither Tenant's architect nor any contractor engaged by Tenant is Landlord's agent and neither entity has authority to enter into agreements on Landlord's behalf or otherwise bind Landlord.

Tenant's Representative:

Carl Robie. Tenant has designated Tenant's Representative as its representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of Tenant as required in this Work Letter. Tenant shall not change Tenant's Representative except upon prior written notice to Landlord’s Representative.

Allowance:	[*] (i.e., $[*] per RSF in the Expansion Premises). Tenant may use the Allowance towards design, architectural and engineering plans, specialty consultants, demolition, and permitting and expeditor fees. Tenant may use an amount up to [*] (i.e., [*]%) of the Allowance) towards Tenant’s soft costs, including Tenant’s furniture, fixtures, and equipment, data cabling and wiring, telecommunications systems, and relocation expenses. Additionally, Tenant shall be permitted to apply up to a maximum of [*] (i.e., $[*] per RSF in the Expansion Premises) of the Allowance against the next payment(s) of Base Rental and Tenant’s Percentage Share of Operating Expenses due, until such sum is exhausted. If Tenant elects to apply any amount of the Allowance towards the payment of Base Rental and Operating Expenses, the amount of the Allowance available for the Tenant Improvements shall be reduced by such amount. Any portion of the Allowance not used and a request therefor submitted in writing to Landlord’s Representative on or before September 30, 2018 shall be deemed to be forfeited by Tenant.

Construction Management Fee:	None.

General Contractor:	A general contractor approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

2.       Landlord’s Work. Subject to Section 2(d) of the Amendment, Tenant accepts the Expansion Premises in its current “AS IS” condition and acknowledges that Landlord shall have no obligation to do any work in or on the Expansion Premises to render it ready for Tenant's use or occupancy.

3.       Tenant Improvements. The “Tenant Improvements” shall mean the interior walls, partitions, doors, door hardware, wall coverings, wall base, counters, lighting fixtures, electrical and telephone wiring, cabling for computers, electrical outlets, ceilings, floor and window coverings, that portion of the HVAC system located within any portion of the Expansion Premises, that portion of the fire sprinklers system located within any portion of the Total Premises (including the Expansion Premises), and other items of general applicability that Tenant desires to be installed in the interior of the Expansion Premises. Tenant shall promptly commence and diligently prosecute to full completion Tenant Improvements in accordance with the Drawings. The parties agree that no demolition work or other Tenant Improvements shall be commenced within the Expansion Premises until such time as Tenant’s Representative has provided to Landlord’s Representative copies of the building permits required to be obtained from all applicable governmental authorities. All materials, work, installations, equipment and decorations of any nature whatsoever brought on or installed in the Expansion Premises before the commencement of the Expansion Term or during the Expansion Term shall be at Tenant's risk, and neither Landlord nor any party acting on Landlord's behalf shall be responsible for any damage thereto or loss or destruction thereof due to any reason or cause whatsoever, excluding by reason of Landlord's negligence or willful or criminal misconduct.

4.       Drawings. Tenant shall engage and pay for the services of a licensed architect to prepare a space layout, drawings and specifications for all Tenant Improvements (“Drawings”), which architect shall be subject to Landlord’s Representative's reasonable approval, not to be unreasonably withheld, conditioned or delayed (“Architect”). Tenant’s Representative shall devote such time in consultation with the Architect as shall be necessary to enable the Architect to develop complete and detailed architectural, mechanical and engineering drawings and specifications, as necessary, for the construction of Tenant Improvements, showing thereon all Tenant Improvements. Tenant hereby acknowledges and agrees that it is Tenant's sole and exclusive responsibility to cause the Expansion Premises and the Drawings to comply with all applicable laws, including the Americans with Disabilities Act and other ordinances, orders, rules, regulations and requirements of all governmental authorities having jurisdiction thereof.

5.       Landlord's Approval.  On or before the applicable Time Limit set forth below, Tenant’s Representative shall submit to Landlord’s Representative an electronic PDF copy, electronic CAD copy and hard copy of the complete and final Drawings for Tenant Improvements. The Drawings shall be subject to the approval of Landlord’s Representative, which approval shall not be unreasonably withheld, conditioned or delayed. If Landlord’s Representative should disapprove such Drawings, Landlord’s Representative shall specify to Tenant’s Representative in writing, the reasons for its disapproval and Tenant’s Representative shall cause the same to be revised to meet the mutual reasonable satisfaction of Landlord’s Representative and Tenant’s Representative and shall resubmit the same to Landlord’s Representative, as so revised, on or before the applicable Time Limit set forth below.

6.       Changes. Tenant’s Representative may request reasonable changes in the Drawings; provided, however, that (a) no change shall be made to the Drawings without Landlord's Representative's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, (b) no such request shall effect any structural change in the Building or otherwise render any portion of the Expansion Premises or the Building within which such portion is situated in violation of applicable laws, (c) Tenant shall pay any additional costs required to implement such change, including, without limitation, architecture and other consultant fees, and increases in construction costs, and (d) such requests shall constitute an agreement by Tenant to any delay in completion caused by Landlord's reviewing and processing such change. If Tenant’s Representative requests or causes any change, addition or deletion to the Expansion Premises to be necessary after approval of the Drawings, a request for the change shall be submitted to Landlord's Representative, accompanied by revised plans prepared by the Architect, all at Tenant's sole expense.

7.       Tenant's Contractor’s Work.  It is understood and agreed by the parties that, as hereinafter set forth, Tenant has elected to retain a General Contractor and arrange for the construction and installation of Tenant Improvements itself in a good and workmanlike manner by contractors and subcontractors. On or before the applicable Time Limit set forth below, Tenant’s Representative shall submit to Landlord’s Representative the names of the General Contractor, electrical, ventilation, plumbing and heating subcontractors (hereinafter “Major Subcontractors”), as applicable, for Landlord’s Representative's approval, which approval shall not be unreasonably withheld, conditioned or delayed. If Landlord’s Representative shall reject any Major Subcontractor, Landlord’s Representative shall advise Tenant’s Representative in writing of the reason(s) and Tenant’s Representative shall choose another Major Subcontractor. Along with Tenant’s Representative's notice of its Major Subcontractors, Tenant’s Representative shall notify Landlord’s Representative of its estimate of the total costs for Tenant Improvements.

8.       Tenant's Construction of Tenant Improvements.

(a)       Payment; Liens. Tenant shall promptly pay any and all costs and expenses in connection with or arising out of the performance of Tenant Improvements and shall furnish to Landlord’s Representative evidence of such payment upon request. In the event any lien is filed against the Building within which any Tenant Improvements are performed by Tenant as set forth herein, or any portion thereof or against Tenant's leasehold interest therein, the provisions of Article 5.1(g) of the Original Lease shall apply.

(b)       Indemnity. Tenant shall indemnify, defend (with counsel reasonably satisfactory to Landlord and Tenant) and hold Landlord harmless from and against any and all suits, claims, actions, loss, cost or expense (including claims for workers' compensation, attorneys' fees and costs) based on personal injury, property damage or contract claims (including, but not limited to claims for breach of warranty) arising from Tenant Improvements. Tenant shall repair or replace (or, at Landlord's election, reimburse Landlord for the commercially reasonable cost of repairing or replacing) any portion of the Building within which any Tenant Improvements are performed by Tenant as set forth herein, or item of Landlord's equipment or any of Landlord's real or personal property damaged, lost or destroyed by Tenant’s contractors during the construction of Tenant Improvements.

(c)       Contractors. The Major Subcontractors employed by Tenant and any subcontractors thereof shall be (i) duly licensed in the state in which the Expansion Premises are located, and (ii) except as otherwise approved herein, subject to Landlord’s Representative's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. On or before ten (10) business days prior to the commencement of any construction activity in the applicable portion of the Expansion Premises, Tenant and Tenant's contractors shall obtain and provide Landlord’s Representative with certificates evidencing Workers' Compensation, public liability and property damage insurance in amounts and forms and with companies reasonably satisfactory to Landlord’s Representative. If Landlord’s Representative should disapprove such insurance, Landlord’s Representative shall specify to Tenant’s Representative the reasons for its disapproval within five (5) business days after delivery of such certificates. Tenant's agreement with its contractors shall require such contractors to provide daily clean up of the construction area to the extent such clean up is necessitated by the construction of Tenant Improvements, and to take reasonable steps to minimize interference with other tenants' use and occupancy of the Building. Nothing contained herein shall make or constitute Tenant as the agent of Landlord. Tenant and Tenant's contractors shall comply with any other reasonable rules, regulations or requirements that Landlord’s Representative may impose. Notwithstanding anything to the contrary, Tenant’s contractors shall not be charged for the use of parking, utilities, elevators use or security costs. To the extent reasonably required by Tenant during construction of Tenant Improvements, Landlord shall use commercially reasonable efforts to provide Tenant with space for a storage container, the exact location and size of which shall be subject to Landlord’s reasonable approval and discretion. Tenant shall be responsible to ensure that the storage container satisfies all applicable laws. The storage container may only be used for temporarily storing building materials or equipment which will be incorporated into the Expansion Premises. All of the foregoing shall be maintained by Tenant in a neat and orderly manner and shall not affect other tenants in the Project. Tenant shall be solely responsible for all costs in connection with the foregoing and the same shall only be in place for a reasonable period of time as necessary to facilitate the Tenant Improvements.

(d)       Use of Common Areas. During the construction period and installation of fixtures period, Tenant shall be allowed to use, at no cost to Tenant, a freight elevator for the purpose of hoisting materials, equipment and personnel to the Expansion Premises. Also during the construction period, Tenant shall ensure that the Building and all common areas and the Expansion Premises are kept in a clean and safe condition at all times. Further, all construction activities shall be conducted so as to use reasonable efforts to minimize interference with the use and occupancy of the Building by the tenants thereof. Such entry shall be deemed to be under all the terms, covenants, provisions and conditions of the Lease, as amended.

(e)       Coordination. All work performed by Tenant shall be coordinated with Landlord’s Representative. Tenant’s Representative shall use commercially reasonable efforts to timely notify and invite Landlord’s Representative to construction meetings (with contractors, engineers, architects and others), and supply all documentation reasonably requested by Landlord’s Representative.

(f)       Assumption of Risk. All materials, work, installations, equipment and decorations of any nature whatsoever brought on or installed in the Expansion Premises pursuant to the provisions of this Work Letter before the commencement of the Expansion Term or throughout the Expansion Term shall be at Tenant's risk, and neither Landlord nor any party acting on Landlord's behalf shall be responsible for any damage thereto or loss or destruction thereof due to any reason or cause whatsoever, excluding by reason of Landlord or such other party's negligence or willful or criminal misconduct.

9.       Time Limits. The following maximum time limits and periods shall be allowed for the indicated matters:

Action	Time Limit

Tenant’s Representative submits Drawings to Landlord’s Representative for review and approval.	On or before 60 days after the date of mutual execution of the Amendment.

Landlord’s Representative notifies Tenant’s Representative and the Architect of its approval of the Drawings with any required changes in detail.	On or before 10 business days after the date of Landlord’s Representative's receipt of the Drawings.

Tenant’s Representative notifies Landlord’s Representative of its selection of major subcontractors.	On or before 60 days after the date of mutual execution of the Amendment.

Landlord’s Representative approves/disapproves Tenant's major subcontractors.	On or before 7 business days after the date of Landlord’s Representative's receipt of the list of major subcontractors.

If applicable, Landlord’s Representative and Tenant’s Representative mutually approve the final revised list of major subcontractors.	On or before 3 business days after the date of Landlord’s Representative's receipt of a revised list of major subcontractors.

If applicable, Landlord’s Representative and Tenant’s Representative mutually approve the final revised Drawings.	On or before 5 business days after the date of Landlord’s Representative's receipt of revised Drawings.

Tenant’s Representative submits Drawings for building permit, if applicable.	On or after the date Tenant’s Representative and Landlord’s Representative mutually approve the final, revised Drawings.

Tenant allowed access to the applicable portion of the Expansion Premises to commence construction of Tenant Improvements	After providing copies of the building permit(s) and the contractors meeting all of Landlord’s Representative’s insurance requirements.

Allowance Expiration Deadline.	September 30, 2018.

Except as may be otherwise specifically provided for herein, in all instances where either Tenant’s Representative's or Landlord’s Representative's approval is required, if no written notice of disapproval is given within the applicable Time Limit, at the end of such period the applicable party shall be deemed to have given its approval and the next succeeding time period shall commence. Any delay in any of the foregoing dates (including any “re-do”, continuation or abatement of any item due to Tenant’s Representative's or Landlord’s Representative's disapproval thereof) shall automatically delay all subsequent deadlines by a like amount of time.

10.       Allowance.   Landlord shall contribute to the costs and expenses of all costs for the planning and design of Tenant Improvements, including all permits, licenses and construction fees and constructing Tenant Improvements in an amount not to exceed the Allowance. If the final costs for Tenant Improvements exceed the Allowance, Tenant shall be responsible for such excess costs. If the total cost of performing Tenant Improvements is less than the Allowance, portions of the Allowance may be used towards Tenant's soft costs and existing Lease or Amendment obligations in accordance with Section 1 of this Work Letter. Landlord shall pay the Allowance to Tenant consistent with the terms and conditions of this Section. After Tenant Improvements are complete (as provided under Section 11 hereof), Tenant’s Representative may submit to Landlord’s Representative a request in writing (“Draw Request”) for the Allowance which request shall include: (a) “as-built” drawings showing all of Tenant Improvements; (b) a detailed breakdown of Tenant's final and total construction costs, together with receipted invoices showing payment thereof; (c) a certified, written statement from the Architect that all of Tenant Improvements has been completed in accordance with the Drawings; (d) all required AIA forms, supporting final lien waivers, and releases executed by the Architect, General Contractor, the Major Subcontractors and all subcontractors and suppliers in connection with Tenant Improvements; (e) a copy of a certificate of occupancy or amended certificate of occupancy required with respect to the Expansion Premises, if applicable, together with all licenses, certificates, permits and other government authorizations necessary in connection with Tenant Improvements and the operation of Tenant's business from the Expansion Premises; and (f) proof reasonably satisfactory to Landlord’s Representative that Tenant has complied with all of the conditions set forth in this Work Letter and has satisfactorily completed Tenant Improvements. Upon Landlord's Representatives receipt and approval of the Draw Request, Landlord shall pay the balance of the Allowance. Payment by Landlord shall be made within thirty (30) days, unless Landlord’s Representative notifies Tenant’s Representative, in writing, of its rejection (and the reasons therefor) of any or all of the Draw Request. To the extent Landlord does not so reject any portion of said Draw Request, Landlord shall timely pay the Draw Request. Notwithstanding the foregoing to the contrary, but subject to Section 1 of this Work Letter, Landlord will pay the amount of the Allowance to Tenant in progress payments (not more often than monthly). Such progress payments will be made not later than thirty (30) days after receipt by Landlord’s Representative from Tenant’s Representative of copies of Tenant’s invoices from its Architect or General Contractor together with a certificate from Tenant’s Representative indicating that the work to which such invoices relate has been substantially completed and/or the materials to which such invoices relate have been installed in, or delivered to, the applicable portion of the Expansion Premises. Such progress payments will be made payable to Tenant and will be for the undisputed amount of the submitted invoices, less a ten percent (10%) retainage (which shall not be released until such time as Landlord’s Representative has received the Draw Request). As a condition precedent to Landlord’s issuing any such progress payment subsequent to the first such progress payment, Tenant’s Representative will deliver to Landlord’s Representative an original lien waiver from its General Contractor waiving any claim for a mechanic’s or materialman’s lien with respect to the labor and materials reflected in the invoices submitted for the immediately preceding progress payment.

11.       Substantial Completion. Tenant Improvements shall be deemed substantially complete when all work called for by the Drawings has been finished and the Expansion Premises is ready to be used and occupied by Tenant, even though minor items may remain to be installed, finished or corrected (“Substantial Completion Date” or the “Date of Substantial Completion”). Tenant shall cause the contractors to diligently complete any items of work not completed when the Expansion Premises are substantially complete. Substantial completion shall have occurred notwithstanding punch list items. Promptly after the Substantial Completion Date, the parties will execute an instrument in the form attached hereto as Exhibit C, setting forth the applicable Thirteenth Amendment Commencement Date, so that said date is certain and such instrument, when executed, is hereby made a part of this Amendment and incorporated herein by reference.

12.       No Representations or Warranties. Notwithstanding anything to the contrary contained in the Lease, as amended, or herein, Landlord's participation in the preparation of the Drawings, the cost estimates for Tenant and the construction of Tenant Improvements shall not constitute any representation or warranty, express or implied, that (i) the Drawings are in conformity with applicable governmental codes, regulations or rules or (ii) Tenant Improvements, if built in accordance with the Drawings, will be suitable for Tenant's intended purpose. Landlord's obligations shall be to review the Drawings; and any additional cost or expense required for the modification thereof to more adequately meet Tenant's use, whether during or after construction thereof, shall be borne entirely by Tenant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

EXHIBIT C

CONFIRMATION OF LEASE TERMS AND DATES

Re:	Thirteenth Amendment to Lease dated November 30, 2017 (“Amendment”), between SPUS7 MIAMI ACC, LP, a Delaware limited partnership (“Landlord”), and NCL (BAHAMAS) LTD., a Bermuda company, d/b/a Norwegian Cruise Line (“Tenant”) for the premises located at 7300 Corporate Center Drive, Miami, Florida 33126 (“Expansion Premises”)

The undersigned, as Tenant, hereby confirms as of this _____ day of _________, 20___, the following:

1.	The Substantial Completion Date is hereby deemed to be _______________________.

2.	The Thirteenth Amendment Commencement Date is hereby deemed to be _____________.

3.	The Thirteenth Amendment Rent Commencement Date is hereby deemed to be _______________.

4.	The Expansion Expiration Date is hereby deemed to be January 31, 2028.

5.	The schedule of Base Rental is:

EXPANSION PREMISES

Dates	Annual Rate/RSF		Monthly Installment
________ - ________	$	[*]	$	[*]	*
________ - ________	$	[*]	$	[*]
________ - ________	$	[*]	$	[*]
________ - ________	$	[*]	$	[*]
________ - ________	$	[*]	$	[*]
________ - ________	$	[*]	$	[*]
________ - ________	$	[*]	$	[*]
________ - ________	$	[*]	$	[*]
________ - ________	$	[*]	$	[*]
________ - ________	$	[*]	$	[*]
________ - ________	$	[*]	$	[*]

* Abatement subject to conditions set forth in the Amendment.

6.       Tenant has the right to use ____ parking spaces associated with the Expansion Premises. Of which, _____ are located in the covered portion of the parking garage adjacent to Building 8, _____ are uncovered parking spaces in the parking lot associated with Building 8 and ____ are located at ____________________________________.

7.       All alterations and improvements required to be performed by Landlord pursuant to the terms of the Amendment to prepare the Expansion Premises for Tenant’s initial occupancy have been satisfactorily completed. There are no offsets or credits against Rent or other amounts owed by Tenant to Landlord, except: ____________________________________________________. As of the date hereof, Landlord has fulfilled all of its obligations under the Lease, as amended. The Lease, as amended, is in full force and effect and has not been modified, altered, or amended. There are no defaults by Landlord.

[SIGNATURE ON FOLLOWING PAGE.]

TENANT:

NCL (BAHAMAS) LTD.,

a Bermuda company, d/b/a Norwegian Cruise Line

By:
Name:
Title:
Date: